UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2012

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2012, the Board of Directors elected Laurence Orton as the Company’s Vice President, Corporate Controller (Principal Accounting Officer), effective November 9, 2012. Mr. Orton, 40, has been the Company’s Vice President, Finance & Investor Relations since 2010. Prior to that, he served as the Company’s Vice President, Financial Planning & Analysis from 2008 to 2010 and prior to 2008 was Finance Director of the Performance Specialties Segment.

Effective November 9, 2012, Mr. Orton will receive an annual base salary of $270,000. Mr. Orton’s target percentage opportunity under the 2012 Management Incentive Plan, expressed as a percentage of base salary, for the first eleven months of 2012 will remain at 35% and for the final month of 2012 be increased to 40%.

There is no family relationship between Mr. Orton and any director or other officer of the Company, nor is there any arrangement between Mr. Orton and any other person pursuant to which he was selected to serve as the Company’s Vice President, Corporate Controller and Principal Accounting Officer. Mr. Orton is not a party to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	SVP, General Counsel & Secretary

Date:	November 2, 2012